EXHIBIT 99
HOME PROPERTIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
THIRD QUARTER 2010

FOR IMMEDIATE RELEASE

Home Properties Reports Third Quarter 2010 Results
FFO Per Share Exceeds Wall Street’s Mean Estimate by Two Cents

ROCHESTER, N.Y., November 4, 2010 – Home Properties (NYSE:HME) today released financial results for the third quarter ending September 30, 2010.  All results are reported on a diluted basis.

"Third quarter operating results for Core properties exceeded our recently increased expectations," said Home Properties' President and CEO Edward J. Pettinella.  "With the additional favorable impact of acquisitions completed during the quarter, all of which are immediately accretive to earnings, we continue to be optimistic about future results, despite the lack of job growth and robust economic recovery."

Earnings per share ("EPS") for the quarter ended September 30, 2010 was $0.15, compared to $0.16 for the quarter ended September 30, 2009.  The $0.01 decrease in EPS was a result of the net effects of an increase in net income attributable to common shareholders offset by the dilutive effects of the increase in the number of dilutive common shares outstanding.  EPS for the nine months ended September 30, 2010 was $0.36, compared to $0.67 for the nine months ended September 30, 2009.  The year-over-year decrease of $0.31 per share is primarily attributable to a $13.5 million decrease in gain on disposition of three properties sold in the first quarter of 2009.

For the quarter ended September 30, 2010, Funds From Operations ("FFO") was $38.9 million, or $0.79 per share, compared to $37.0 million, or $0.81 per share, for the quarter ended September 30, 2009.  Third quarter 2010 FFO of $0.79 per share was $0.02 above analysts’ mean estimate, as reported by Thomson, and $0.01 above the midpoint of the increased guidance range recently provided by management on September 20, 2010.  Included in the $0.79 per share 2010 FFO is $2.2 million or $0.05 in costs related to the acquisition of five properties for a total of $269 million, which are now recorded in other expenses as prescribed by authoritative accounting guidance, rather than included in the cost basis of the acquisition as was the prior accounting treatment.  FFO for the nine months ended September 30, 2010 was $2.26 per share, compared to $2.45 in the year-ago period.  Year-to-date 2010 FFO includes $0.05 in costs related to record severe storms that occurred in the first quarter as well as $0.06 in acquisition costs.  A reconciliation of GAAP net income to FFO is included in the financial data accompanying this news release.

Third Quarter Operating Results

For the third quarter of 2010, same-property comparisons (for 105 "Core" properties containing 35,798 apartment units owned since January 1, 2009) reflected an increase in total revenues of 0.6% compared to the same quarter a year ago.  Net operating income ("NOI") increased by 3.4% from the third quarter of 2009.  Property level operating expenses decreased by 3.6% compared to the prior year quarter, primarily due to decreases in repairs and maintenance,

Home Properties Reports Third Quarter 2010 Results
For Immediate Release:  November 4, 2010

property insurance and real estate taxes, which were partially offset by increases in water and sewer expense and personnel costs.

Average physical occupancy for the Core properties was 95.4% during the third quarter of 2010, up from 95.1% during the third quarter of 2009.  Average monthly rental rates of $1,140 represent a 0.2% increase compared to the year-ago period.

On a sequential basis, compared to the 2010 second quarter results for the Core properties, rental income increased 0.5% in the third quarter of 2010, total revenues increased 0.6%, expenses were down 0.6%, and net operating income increased 1.4%.  Average physical occupancy decreased 0.1% to 95.4%.

Physical occupancy for the 2,943 apartment units acquired/developed between January 1, 2009 and September 30, 2010 averaged 80.8% during the third quarter of 2010, at average monthly rents of $1,319.  Of the 2,943 apartment units, 2,494 units relate to communities acquired during the second and third quarters of 2010 with average occupancy of 94.1% and average monthly rents of $1,084.  The remaining 449 units are newly developed apartments that commenced leasing in 2010.  The initial lease-up level at 1200 East West Highway and The Courts at Huntington Station reached an average 62.0% for the quarter with average monthly rents of $1,899.  See additional information below in the acquisitions/dispositions and development sections.

Year-to-Date Operating Results

For the nine months ended September 30, 2010, same-property comparisons for the Core properties reflected total revenues that were flat and a decrease in total expenses of 1.6%, resulting in a 1.0% increase in net operating income compared to the first nine months of 2009.  Property level operating expenses decreased primarily due to decreases in electricity, natural gas heating costs, repairs and maintenance and property insurance, which were partially offset by an increase in water and sewer expense and snow removal costs.

Average physical occupancy for the Core properties was 95.2% during the first nine months of 2010, up from 94.8% a year ago, with average monthly rental rates of $1,132, a decrease of 0.8% over the prior year.  The 0.8% decrease in rental rates as compared to the prior year is a 0.4% and 0.7% improvement over the second and first quarters of 2010, respectively.

Acquisitions/Dispositions

As previously reported, during the quarter the Company purchased five properties with a total of 1,894 units in the Baltimore, Suburban Washington, D.C. and Long Island regions for a combined $269 million.

Subsequent to the end of the quarter, on October 18, 2010, the Company acquired a 120-unit townhome apartment community located in Aurora, Illinois, a suburb of Chicago, for a total purchase price of $14.5 million.  The property is currently 95.8% occupied at monthly rents averaging $1,149.  The projected first year capitalization rate is 6.2% after allocating 3% of rental revenues for management and overhead expenses and before normalized capital expenditures.  The property, built in 1996, consists of 14 two-story garden style buildings.  Acquisition costs of approximately $55,000 will be included in other expenses in the fourth quarter of 2010.

Home Properties Reports Third Quarter 2010 Results
For Immediate Release:  November 4, 2010

Year-to-date, the Company has purchased a total of nine properties with 2,614 units for a combined price of $339 million (before mortgage assumption fair market value adjustments).

There were no dispositions during the first nine months of 2010.

Development

The Company has two communities currently under construction, 1200 East West Highway and The Courts at Huntington Station.  At 1200 East West Highway in Silver Spring, Maryland, construction is substantially complete and move-ins began in mid-March.  Currently, 90% of the 247 units are leased.  At The Courts at Huntington Station in Alexandria, Virginia with 202 units in Phase One, construction is substantially complete and 70% of the units are leased.  Construction on Phase Two (219 units), which is underway, is scheduled to be completed in the second quarter of 2011, reaching stabilized occupancy a year later.

Capital Markets Activities

As of September 30, 2010, the Company’s ratio of debt-to-total market capitalization was 50.0% (based on a September 30, 2010 stock price of $52.90 to determine equity value), with $137 million outstanding on its $175 million revolving credit facility and $8 million of unrestricted cash on hand.  Total debt of $2.6 billion was outstanding, at rates of interest averaging 5.3% and with staggered maturities averaging approximately six years.  Approximately 86% of total indebtedness is at fixed rates.  Interest coverage for the quarter averaged 2.4 times, and the fixed charge ratio averaged 2.2 times.

During the third quarter of 2010, the Company refinanced maturing loans with a principal balance of $39 million and a weighted average interest rate of 7.50%.  The new loans placed were for $99.3 million with a weighted average interest rate of 4.65%.  In October, secured loans totaling $183.8 million with a weighted average interest rate of 6.31% were paid off and replaced by loans totaling $264.6 million with a weighted average interest rate of 4.41%.  The net proceeds of approximately $141 million from these combined transactions were used to pay down line of credit debt, fund acquisitions and for general corporate purposes.

Combined, the weighted average rate on debt refinanced since the beginning of the third quarter totaled 6.52% and was replaced with new fixed-rate debt at 4.46%, a savings of approximately 2% or $4.6 million, which equates to approximately $0.095 per share.

“These recent transactions, along with the refinancings we will complete during the next few months, will add approximately $0.10 per share to 2011 FFO per share,” said David P. Gardner, Executive Vice President and Chief Financial Officer.

As previously announced, the Company has filed with the Securities and Exchange Commission to initiate an At-The-Market (ATM) equity offering program through which it may sell up to 3.6 million common shares.  No shares have been issued through this program to date.  If and when shares are issued, the Company intends to use the net proceeds from the offering for general corporate purposes, which may include the repayment of debt, working capital, capital expenditures, acquisitions, development and redevelopment of apartment communities.

Home Properties Reports Third Quarter 2010 Results
For Immediate Release:  November 4, 2010

Outlook

For 2010, the Company has increased its guidance, based on higher actual third quarter results compared to prior guidance, and higher results now expected for the fourth quarter.  The Company now projects 2010 FFO per share to be between $3.02 and $3.06.  This guidance range reflects management’s current assessment of economic and market conditions.

The guidance for the fourth quarter of 2010 has been increased and is expected to be between $0.77 and $0.81.

Supplemental Information

The Company produces supplemental information that includes details regarding property operations, other income, acquisitions, sales, market geographic breakdown, debt and new development.  The supplemental information is available via the Company's website through the "Investors" section, e-mail or facsimile upon request.

Third Quarter 2010 Earnings Conference Call

The Company will conduct a conference call and simultaneous webcast tomorrow at 11:00 AM ET to review and comment on the information reported in this release.  To listen to the call, please dial 800-758-5606 (International 212-231-2906).  An audio replay of the call will be available through November 12, 2010, by dialing 800-633-8284 or 402-977-9140 and entering the passcode 21442493.  The Company webcast, which includes audio and a slide presentation, will be available, live at 11:00 AM and archived by 1:00 PM, through the "Investors" section home page of the website homeproperties.com.

Fourth Quarter 2010 Conference/Event Schedule

Home Properties’ President and CEO, Edward J. Pettinella, is scheduled to participate in REITWorld®: NAREIT's Annual Convention for All Things REIT® in New York on November 15-17, with an audio webcast on November 15 at 9:20 AM, available in the “Investors” section of Home Properties’ website.  The Company also plans to participate in the Macquarie 2010 Global Property Series in New York on December 2-3 and the Wells Fargo 14th Annual Real Estate/Lodging Securities Conference on December 8.  Details on how to access any presentation or related materials will be available at homeproperties.com in the “Investors” section.

Fourth Quarter 2010 Earnings Release and Conference Call

The fourth quarter financial results are scheduled to be released after the stock market closes on Thursday, February 17, 2011.  A conference call, which will be simultaneously webcast, is scheduled for Friday, February 18, 2011 at 11:00 AM ET and is accessible following the above instructions.  The passcode for that replay will be 21485981.

This press release contains forward-looking statements.  Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Factors that may cause actual results to differ include general economic and local real estate conditions, the weather and other conditions that might affect operating expenses, the timely completion of

Home Properties Reports Third Quarter 2010 Results
For Immediate Release:  November 4, 2010

repositioning and new development activities within anticipated budgets, the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded apartment real estate investment trust that owns, operates, develops, acquires and rehabilitates apartment communities primarily in selected Northeast and Mid-Atlantic markets.  Currently, Home Properties owns and operates 116 communities containing 38,861 apartment units.  For more information, visit Home Properties’ website at homeproperties.com.

Home Properties Reports Third Quarter 2010 Results
For Immediate Release:  November 4, 2010

HOME PROPERTIES, INC.
SUMMARY OF OCCUPANCY AND PROPERTY OPERATING RESULTS

	Avg. Physical
Third Quarter Results:	Occupancy(a)		3Q 2010	3Q 2010 vs. 3Q 2009 % Growth
			Average
			Monthly	Base
			Rent /	Rental	Total	Total
	3Q 2010	3Q 2009	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.4%	95.1%	$1,140	0.2%	0.6%	(3.6%)	3.4%
Acquisition Properties(c)	80.8%	NA	$1,319	NA	NA	NA	NA
TOTAL PORTFOLIO	94.8%	NA	$1,145	NA	NA	NA	NA

	Avg. Physical
Year-To-Date Results:	Occupancy(a)		YTD 2010	YTD 2010 vs. YTD 2009 % Growth
			Average
			Monthly	Base
	YTD	YTD	Rent /	Rental	Total	Total
	2010	2009	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.2%	94.8%	$1,132	(0.8%)	0.0%	(1.6%)	1.0%
Acquisition Properties(c)	69.7%	NA	$1,311	NA	NA	NA	NA
TOTAL PORTFOLIO	94.7%	NA	$1,134	NA	NA	NA	NA

(a)
Average physical occupancy is defined as total possible rental income, net of vacancy expense, as a percentage of total possible rental income.  Total possible rental income is determined by valuing occupied units at contract rates and vacant units at market rents.

(b)	Core Properties consist of 105 properties with 35,798 apartment units owned throughout 2009 and 2010.

(c)	Acquisition Properties consist of 10 properties with 2,943 apartment units acquired/developed subsequent to January 1, 2009.

Home Properties Reports Third Quarter 2010 Results
For Immediate Release:  November 4, 2010

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009
Rental income	$120,067	$115,611	$351,006	$347,111
Property other income	9,681	9,182	31,652	30,270
Interest income	10	4	21	18
Other income	1	29	78	397
Total revenues	129,759	124,826	382,757	377,796
Operating and maintenance	51,361	51,302	159,050	158,702
General and administrative	5,553	6,101	18,221	18,238
Interest	31,098	30,773	91,459	91,583
Depreciation and amortization	32,350	29,932	93,709	89,433
Other expenses	2,213	-	2,836	-
Total expenses	122,575	118,108	365,275	357,956
Income from continuing operations	7,184	6,718	17,482	19,840
Discontinued operations
Income (loss) from discontinued operations	18	524	23	(2,750)
Gain (loss) on disposition of property	-	(22)	(13)	13,471
Discontinued operations	18	502	10	10,721
Net income	7,202	7,220	17,492	30,561
Net income attributable to noncontrolling interest	(1,695)	(1,956)	(4,180)	(8,375)
Net income attributable to common stockholders	$5,507	$5,264	$13,312	$22,186
Reconciliation from net income attributable to common stockholders to Funds From Operations:
Net income available to common stockholders	$5,507	$5,264	$13,312	$22,186
Real property depreciation and amortization	31,722	29,712	91,691	88,763
Noncontrolling interest	1,695	1,956	4,180	8,375
(Gain) loss on disposition of property	-	22	13	(13,471)
Loss from early extinguishment of debt in connection with sale of real estate	-	-	-	4,927
FFO - basic and diluted (1)	$38,924	$36,954	$109,196	$110,780

(1)
Pursuant to the revised definition of Funds From Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), FFO is defined as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")) excluding gains or losses from disposition of property, noncontrolling interest and extraordinary items plus depreciation from real property.  In 2009, the Company added back debt extinguishment costs which were incurred as a result of repaying property specific debt triggered upon sale as a gain or loss on sale of the property.  Because of the limitations of the FFO definition as published by NAREIT as set forth above, the Company has made certain interpretations in applying the definition.  The Company believes all adjustments not specifically provided for are consistent with the definition.  Other similarly titled measures may not be calculated in the same manner.

Home Properties Reports Third Quarter 2010 Results
For Immediate Release:  November 4, 2010

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009
FFO – basic and diluted	$38,924	$36,954	$109,196	$110,780
FFO – basic and diluted	$38,924	$36,954	$109,196	$110,780
Acquisition costs of closed deals included in other expenses	2,205	-	2,804	-
Operating FFO (2)	$41,129	$36,954	$112,000	$110,780
FFO – basic and diluted	$38,924	$36,954	$109,196	$110,780
Recurring non-revenue generating capital expenses	(7,410)	(7,278)	(21,862)	(21,882)
Addback of non-cash interest expense	523	494	1,549	1,464
AFFO (3)	$32,037	$30,170	$88,883	$90,362
Operating FFO	$41,129	$36,954	$112,000	$110,780
Recurring non-revenue generating capital expenses	(7,410)	(7,278)	(21,862)	(21,882)
Addback of non-cash interest expense	523	494	1,549	1,464
Operating AFFO (2) (3)	$34,242	$30,170	$91,687	$90,362
Weighted average shares/units outstanding:
Shares – basic	37,357.6	32,972.8	36,389.2	32,841.8
Shares – diluted	37,863.9	33,091.8	36,830.7	32,905.7
Shares/units – basic (4)	48,883.4	45,243.0	47,935.2	45,220.8
Shares/units – diluted (4)	49,389.7	45,361.9	48,376.7	45,284.7
Per share/unit:
Net income – basic	$0.15	$0.16	$0.37	$0.68
Net income – diluted	$0.15	$0.16	$0.36	$0.67
FFO – basic	$0.80	$0.82	$2.28	$2.45
FFO – diluted	$0.79	$0.81	$2.26	$2.45
Operating FFO (2)	$0.83	$0.81	$2.32	$2.45
AFFO (3)	$0.65	$0.67	$1.84	$2.00
Operating AFFO (2) (3)	$0.69	$0.67	$1.90	$2.00
Common Dividend paid	$0.58	$0.67	$1.74	$2.01

(2)	Operating FFO is defined as FFO as computed in accordance with NAREIT definition, adjusted for the addback of acquisition costs on closed deals.

(3)
Adjusted Funds From Operations ("AFFO") is defined as gross FFO less an annual reserve for anticipated recurring, non-revenue generating capitalized costs of $800 per apartment unit in 2010 and 2009.  Non-cash interest expense of the exchangeable senior notes in accordance with ASC 470-20 (formerly APB14-1) has been added back for 2010 and 2009.  The resulting sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

(4)
Basic includes common stock outstanding plus operating partnership units in Home Properties, L.P., which can be converted into shares of common stock.  Diluted includes additional common stock equivalents.

Home Properties Reports Third Quarter 2010 Results
For Immediate Release:  November 4, 2010

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands - Unaudited)

	September 30, 2010	December 31, 2009
Land	$576,377	$508,087
Construction in progress	160,303	184,617
Buildings, improvements and equipment	3,615,313	3,223,275
	4,351,993	3,915,979
Accumulated depreciation	(825,472)	(733,142)
Real estate, net	3,526,521	3,182,837

Cash and cash equivalents	7,881	8,809
Cash in escrows	34,837	27,278
Accounts receivable	12,131	14,137
Prepaid expenses	21,007	16,783
Deferred charges	13,518	13,931
Other assets	14,107	4,259
Total assets	$3,630,002	$3,268,034
Mortgage notes payable	$2,324,958	$2,112,645
Exchangeable senior notes	137,685	136,136
Line of credit	137,000	53,500
Accounts payable	21,507	19,695
Accrued interest payable	12,346	10,661
Accrued expenses and other liabilities	28,612	27,989
Security deposits	20,294	19,334
Total liabilities	2,682,402	2,379,960

Common stockholders’ equity	723,288	661,112
Noncontrolling interest	224,312	226,962
Total equity	947,600	888,074
Total liabilities and equity	$3,630,002	$3,268,034

Total shares/units outstanding:
Common stock	37,583.1	34,655.4
Operating partnership units	11,506.1	11,734.6
	49,089.2	46,390.0

For further information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237

###

OWNED COMMUNITY RESULTS

THIRD QUARTER 2010

						3Q '10 versus 3Q '09
						% Growth
	# of	Date	3Q '10	3Q '10	3Q '09	Rental	Total	Total	Total	3Q '10
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI

Baltimore Region
Annapolis Roads	282	6/17/2010	$1,188	94.6%	n/a	n/a	n/a	n/a	n/a
Bonnie Ridge	960	7/1/1999	$1,059	96.3%	92.4%	(1.8%)	3.2%	(9.0%)	10.6%
Canterbury Apartments	618	7/16/1999	$947	95.4%	94.5%	(0.0%)	(0.2%)	(5.5%)	3.0%
Charleston Place	858	9/30/2010	$1,087	95.7%	n/a	n/a	n/a	n/a	n/a
Country Village	344	4/30/1998	$928	97.7%	96.8%	2.0%	5.4%	(9.6%)	16.8%
Dunfield Townhomes	312	11/1/2007	$1,128	93.5%	96.0%	3.4%	(0.5%)	9.0%	(5.7%)
Falcon Crest	396	7/16/1999	$980	94.6%	94.1%	0.9%	2.3%	9.1%	(1.0%)
Fox Hall Apartments	720	3/29/2007	$835	91.7%	92.8%	2.3%	1.1%	(6.8%)	7.9%
Gateway Village	132	7/16/1999	$1,317	94.8%	95.3%	3.0%	0.6%	5.4%	(2.1%)
Heritage Woods	164	10/4/2006	$1,070	97.0%	97.1%	4.1%	5.1%	(6.1%)	13.2%
Middlebrooke Apartments	208	4/1/2010	$860	93.3%	n/a	n/a	n/a	n/a	n/a
Mill Towne Village Apts	384	5/31/2001	$884	94.6%	93.8%	1.7%	1.2%	(6.3%)	5.9%
Morningside Heights	1,050	4/30/1998	$867	92.5%	92.6%	0.2%	2.0%	(3.7%)	5.3%
Owings Run	504	7/16/1999	$1,216	96.7%	95.0%	1.9%	4.1%	(4.9%)	9.1%
Ridgeview at Wakefield Valley	204	1/13/2005	$1,176	95.5%	95.6%	1.7%	1.8%	8.4%	(2.5%)
Saddle Brooke Apartments	468	10/29/2008	$998	92.9%	92.7%	(3.9%)	(6.7%)	1.3%	(11.9%)
Selford Townhomes	102	7/16/1999	$1,327	93.4%	89.2%	2.7%	12.1%	(3.0%)	21.2%
The Coves at Chesapeake	469	11/20/2006	$1,206	92.1%	92.4%	1.4%	0.3%	(1.8%)	1.7%
The Greens at Columbia	168	7/29/2010	$1,293	95.1%	n/a	n/a	n/a	n/a	n/a
Timbercroft Townhomes	284	7/16/1999	$930	99.7%	99.5%	4.1%	1.9%	(12.8%)	11.6%
Top Field	156	10/4/2006	$1,204	96.5%	94.9%	1.9%	3.0%	1.5%	3.8%
Village Square Townhomes	370	7/16/1999	$1,134	95.7%	93.3%	0.9%	3.3%	(0.8%)	5.6%
Westbrooke Apartments	110	4/1/2010	$771	90.2%	n/a	n/a	n/a	n/a	n/a
Woodholme Manor	177	3/31/2001	$875	94.1%	96.3%	1.6%	(2.3%)	(4.3%)	(0.9%)
Total Baltimore Region	9,440		$1,011	94.6%	93.9%	0.8%	1.6%	(3.3%)	4.7%	21.2%

Boston Region
Gardencrest	696	6/28/2002	$1,505	97.5%	95.4%	(0.3%)	1.3%	(8.3%)	5.8%
Highland House	172	5/31/2006	$1,141	96.3%	94.8%	(0.8%)	4.2%	(5.3%)	12.2%
Liberty Place	107	6/6/2006	$1,416	97.1%	95.3%	0.3%	7.1%	(5.7%)	16.1%
Stone Ends	280	2/12/2003	$1,211	93.4%	96.0%	(1.2%)	(2.4%)	2.9%	(5.2%)
The Heights at Marlborough	348	9/7/2006	$1,150	96.4%	95.9%	(1.5%)	(1.6%)	(5.1%)	0.6%
The Meadows at Marlborough	264	9/7/2006	$1,110	95.5%	97.0%	(1.0%)	0.2%	(1.5%)	1.5%
The Townhomes of Beverly	204	2/15/2007	$1,432	97.6%	97.4%	(0.2%)	(1.2%)	(3.0%)	(0.1%)
The Village at Marshfield	276	3/17/2004	$1,112	97.8%	95.6%	(1.3%)	(0.2%)	(4.3%)	2.0%
Westwoods	35	4/30/2007	$1,198	98.6%	91.2%	(4.8%)	11.7%	(27.6%)	60.7%
Total Boston Region	2,382		$1,288	96.7%	95.8%	(0.8%)	0.6%	(4.9%)	3.7%	7.7%

Chicago Region
Blackhawk	371	10/20/2000	$839	96.4%	95.5%	(3.4%)	(1.9%)	(5.0%)	2.3%
Courtyards Village	224	8/29/2001	$814	98.0%	98.0%	(0.9%)	0.0%	(7.7%)	7.4%
Cypress Place	192	12/27/2000	$906	98.1%	97.5%	(3.3%)	(3.3%)	(4.9%)	(1.2%)
The Colony	783	9/1/1999	$855	97.2%	97.0%	(2.6%)	(2.1%)	(4.3%)	0.0%
The New Colonies	672	6/23/1998	$730	93.9%	96.1%	0.5%	(1.4%)	4.4%	(6.7%)
Total Chicago Region	2,242		$815	96.3%	96.7%	(1.8%)	(1.8%)	(2.7%)	(0.8%)	3.6%

Florida Region
The Hamptons	668	7/7/2004	$983	92.5%	93.6%	(1.9%)	(2.2%)	(1.7%)	(2.9%)
Vinings at Hampton Village	168	7/7/2004	$1,107	95.0%	94.4%	(0.5%)	(2.4%)	(5.1%)	1.0%
Total Florida Region	836		$1,008	93.0%	93.8%	(1.6%)	(2.2%)	(2.4%)	(2.0%)	1.4%

Long Island, NY Region
Bayview / Colonial	160	11/1/2000	$1,218	95.7%	95.3%	0.2%	0.6%	2.7%	(0.8%)
Cambridge Village	82	3/1/2002	$1,711	97.7%	97.7%	1.8%	2.1%	(0.4%)	4.0%
Crescent Club Apartments	257	9/30/2010	$1,231	95.1%	n/a	n/a	n/a	n/a	n/a
Devonshire Hills	297	7/16/2001	$1,706	95.7%	95.6%	1.4%	3.7%	6.1%	2.5%
Hawthorne Court	434	4/4/2002	$1,400	97.1%	97.1%	2.3%	2.5%	(6.6%)	10.5%
Heritage Square	80	4/4/2002	$1,698	97.9%	95.0%	0.9%	5.4%	(6.8%)	18.1%
Holiday Square	144	5/31/2002	$1,193	98.3%	94.9%	1.1%	5.2%	1.6%	7.8%
Lake Grove Apartments	368	2/3/1997	$1,394	95.4%	96.1%	1.8%	1.7%	(1.4%)	3.7%
Mid- Island Estates	232	7/1/1997	$1,350	97.2%	97.4%	1.9%	2.3%	(52.2%)	41.5%
Sayville Commons	342	7/15/2005	$1,560	94.5%	96.2%	1.1%	0.2%	5.0%	(3.0%)
South Bay Manor	61	9/11/2000	$1,643	95.8%	95.5%	1.6%	1.9%	(3.0%)	5.8%
Southern Meadows	452	6/29/2001	$1,370	96.6%	96.7%	0.2%	1.6%	0.2%	2.7%
Stratford Greens	359	3/1/2002	$1,421	96.6%	97.2%	(0.7%)	0.3%	2.8%	(1.2%)
Westwood Village Apts	242	3/1/2002	$2,307	95.2%	96.0%	0.1%	(1.3%)	(2.7%)	(0.2%)
Woodmont Village Apts	97	3/1/2002	$1,289	97.5%	96.1%	0.0%	4.3%	(2.7%)	8.4%
Yorkshire Village Apts	40	3/1/2002	$1,792	97.5%	95.7%	2.6%	5.3%	3.2%	7.3%
Total Long Island Region	3,647		$1,505	96.2%	96.4%	1.0%	1.7%	(3.4%)	5.3%	12.0%

Maine Region
Liberty Commons	120	8/30/2006	$1,210	95.8%	98.2%	3.0%	0.2%	(0.5%)	0.6%
Redbank Village	500	7/7/1998	$866	96.8%	97.6%	0.7%	(0.9%)	3.5%	(4.0%)
Total Maine Region	620		$933	96.6%	97.8%	1.3%	(0.6%)	2.5%	(2.8%)	1.3%

OWNED COMMUNITY RESULTS

THIRD QUARTER 2010
						3Q '10 versus 3Q '09
						% Growth
	# of	Date	3Q '10	3Q '10	3Q '09	Rental	Total	Total	Total	3Q '10
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI

New Jersey Region
Barrington Gardens	148	3/1/2005	$1,151	96.2%	96.0%	3.8%	3.6%	(18.1%)	35.4%
Chatham Hill Apartments	308	1/30/2004	$1,692	95.7%	93.6%	(1.3%)	0.3%	(5.4%)	3.2%
East Hill Gardens	33	7/7/1998	$1,518	92.7%	93.0%	4.1%	1.8%	18.5%	(7.6%)
Hackensack Gardens	198	3/1/2005	$1,087	93.2%	92.5%	2.1%	4.4%	30.2%	(8.4%)
Jacob Ford Village	270	2/15/2007	$1,186	94.6%	95.1%	3.7%	4.0%	(16.8%)	19.8%
Lakeview	106	7/7/1998	$1,369	94.3%	95.5%	0.8%	0.1%	(0.1%)	0.3%
Northwood Apartments	134	1/30/2004	$1,293	96.9%	98.6%	(0.9%)	(3.4%)	(5.4%)	(1.7%)
Oak Manor	77	7/7/1998	$1,773	95.9%	95.7%	0.8%	(1.2%)	(14.4%)	5.1%
Pleasant View	1,142	7/7/1998	$1,129	95.7%	94.6%	0.6%	1.3%	(3.5%)	4.4%
Pleasure Bay	270	7/7/1998	$1,018	97.6%	94.2%	(2.2%)	0.6%	(1.4%)	2.4%
Royal Gardens Apartments	550	5/28/1997	$1,226	96.8%	97.2%	1.3%	0.4%	(3.1%)	2.3%
Wayne Village	275	7/7/1998	$1,380	97.2%	96.4%	(0.4%)	(0.1%)	(3.6%)	1.8%
Windsor Realty	67	7/7/1998	$1,196	94.5%	90.3%	0.5%	8.8%	24.2%	0.6%
Total New Jersey Region	3,578		$1,238	95.9%	95.1%	0.6%	1.1%	(3.7%)	4.2%	10.9%

Philadelphia Region
Castle Club	158	3/15/2000	$953	94.2%	95.2%	(0.2%)	(3.5%)	(2.0%)	(4.8%)
Chesterfield	247	9/23/1997	$892	92.1%	96.2%	(0.4%)	(2.5%)	(4.0%)	(0.9%)
Curren Terrace	318	9/23/1997	$840	93.8%	92.1%	(4.5%)	(4.9%)	7.1%	(14.9%)
Glen Brook	174	7/28/1999	$806	93.7%	88.4%	(2.2%)	13.5%	7.5%	22.9%
Glen Manor	174	9/23/1997	$780	94.9%	94.4%	(2.3%)	(1.5%)	4.2%	(7.3%)
Golf Club	399	3/15/2000	$1,053	93.6%	95.3%	(0.7%)	(1.1%)	(0.7%)	(1.3%)
Hill Brook Place	274	7/28/1999	$864	95.5%	95.1%	2.4%	1.7%	(0.1%)	3.8%
Home Properties of Bryn Mawr	316	3/15/2000	$1,174	89.6%	89.8%	2.5%	2.6%	0.8%	4.1%
Home Properties of Devon	631	3/15/2000	$1,088	94.0%	92.5%	(0.3%)	0.4%	(5.2%)	4.0%
New Orleans Park	442	7/28/1999	$847	92.8%	95.7%	(1.3%)	(4.6%)	(1.5%)	(7.5%)
Racquet Club	466	7/7/1998	$1,033	95.1%	95.8%	0.9%	0.7%	4.2%	(1.5%)
Racquet Club South	103	5/27/1999	$894	91.8%	95.3%	0.9%	2.0%	0.7%	3.5%
Ridley Brook	244	7/28/1999	$895	95.7%	96.4%	(1.9%)	(1.9%)	(2.4%)	(1.5%)
Sherry Lake	298	7/23/1998	$1,155	94.9%	94.4%	(1.1%)	(1.5%)	(4.1%)	0.0%
The Brooke at Peachtree Village	146	8/15/2005	$1,120	95.9%	96.5%	1.4%	0.2%	(9.6%)	7.7%
The Landings	384	11/25/1996	$968	96.3%	94.5%	(1.8%)	1.1%	(4.9%)	5.3%
Trexler Park	250	3/15/2000	$1,023	96.2%	94.0%	(2.0%)	(0.5%)	(1.7%)	0.4%
Trexler Park West	216	8/15/2008	$1,252	95.6%	94.3%	0.6%	4.6%	(1.2%)	8.1%
William Henry	363	3/15/2000	$1,059	94.2%	89.4%	(3.5%)	0.8%	4.0%	(2.1%)
Total Philadelphia Region	5,603		$997	94.2%	93.8%	(0.7%)	(0.0%)	(0.6%)	0.4%	12.7%

Washington, D.C. Region
1200 East West	247	Under Construction	$1,817	61.5%	n/a	n/a	n/a	n/a	n/a
Braddock Lee	255	3/16/1998	$1,301	96.8%	96.7%	1.5%	2.2%	(5.2%)	7.2%
Cider Mill	864	9/27/2002	$1,107	96.2%	95.6%	1.1%	(0.5%)	(0.3%)	(0.6%)
Cinnamon Run	511	12/28/2005	$1,214	96.3%	94.3%	1.7%	2.2%	3.4%	1.7%
Courts at Huntington Station	202	Under Construction	$2,079	63.3%	n/a	n/a	n/a	n/a	n/a
East Meadow	150	8/1/2000	$1,300	97.0%	97.4%	1.2%	1.6%	(6.0%)	6.3%
Elmwood Terrace	504	6/30/2000	$900	93.5%	94.0%	(2.2%)	(1.3%)	0.7%	(3.1%)
Falkland Chase	450	9/10/2003	$1,362	95.8%	94.7%	1.6%	1.8%	(8.1%)	7.2%
Mount Vernon Square	1,387	12/27/2006	$1,197	95.9%	95.8%	(0.0%)	(0.3%)	(9.9%)	4.7%
Orleans Village	851	11/16/2000	$1,320	94.0%	94.5%	(0.3%)	(0.0%)	(5.8%)	4.4%
Park Shirlington	294	3/16/1998	$1,303	96.0%	95.6%	0.8%	3.5%	2.0%	4.6%
Peppertree Farm	879	12/28/2005	$1,186	93.6%	91.9%	0.8%	2.3%	(4.0%)	6.2%
Seminary Hill	296	7/1/1999	$1,252	95.4%	97.0%	0.4%	(1.3%)	(9.9%)	6.2%
Seminary Towers	541	7/1/1999	$1,305	95.9%	94.6%	(0.2%)	2.1%	(3.2%)	6.3%
Tamarron Apartments	132	7/16/1999	$1,463	94.8%	94.6%	1.5%	2.8%	(10.8%)	10.6%
The Apts at Wellington Trace	240	3/2/2004	$1,278	96.0%	97.4%	0.2%	(1.4%)	(7.0%)	1.9%
The Courts at Fair Oaks	364	9/30/2010	$1,410	95.3%	n/a	n/a	n/a	n/a	n/a
The Manor - MD	435	8/31/2001	$1,265	94.2%	101.7%	5.0%	(4.1%)	(10.0%)	(0.5%)
The Manor - VA	198	2/19/1999	$1,016	94.8%	96.5%	(0.7%)	(2.3%)	1.4%	(5.1%)
The Sycamores	185	12/16/2002	$1,311	97.9%	98.1%	(2.2%)	(3.8%)	(17.2%)	4.2%
Village at Potomac Falls	247	8/5/2010	$1,244	94.6%	n/a	n/a	n/a	n/a	n/a
Virginia Village	344	5/31/2001	$1,270	98.6%	97.6%	0.4%	1.3%	(11.1%)	10.2%
West Springfield	244	11/18/2002	$1,406	96.7%	96.7%	(0.3%)	(0.6%)	(14.1%)	6.7%
Westchester West	345	12/30/2008	$1,274	92.1%	93.5%	(1.3%)	(3.1%)	(13.6%)	3.5%
Woodleaf Apartments	228	3/19/2004	$1,197	94.2%	94.8%	0.4%	(1.0%)	(1.3%)	(0.8%)
Total Washington, D.C. Region	10,393		$1,241	94.1%	95.4%	0.5%	0.1%	(5.8%)	4.0%	29.2%

TOTAL OWNED PORTFOLIO	38,741		$1,145	94.8%	n/a	n/a	n/a	n/a	n/a	100.0%
TOTAL CORE PORTFOLIO	35,798		$1,140	95.4%	95.1%	0.2%	0.6%	(3.6%)	3.4%
(1)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.

OWNED COMMUNITY RESULTS

September YTD

						YTD '10 versus YTD '09
						% Growth
	# of	Date	YTD '10	YTD '10	YTD '09	Rental	Total	Total	Total	YTD '10
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI

Baltimore Region
Annapolis Roads	282	6/17/2010	$1,164	94.0%	n/a	n/a	n/a	n/a	n/a
Bonnie Ridge	960	7/1/1999	$1,054	94.7%	92.5%	(2.7%)	(0.6%)	(2.0%)	0.2%
Canterbury Apartments	618	7/16/1999	$945	95.1%	94.2%	0.4%	1.8%	0.1%	2.8%
Charleston Place	858	9/30/2010	$1,087	95.7%	n/a	n/a	n/a	n/a	n/a
Country Village	344	4/30/1998	$919	97.0%	95.9%	2.1%	5.4%	(1.1%)	10.3%
Dunfield Townhomes	312	11/1/2007	$1,116	92.8%	96.1%	3.3%	(2.8%)	12.1%	(10.8%)
Falcon Crest	396	7/16/1999	$980	92.9%	93.4%	0.6%	(1.0%)	9.2%	(6.2%)
Fox Hall Apartments	720	3/29/2007	$821	92.3%	91.5%	(0.6%)	(0.9%)	(2.3%)	0.3%
Gateway Village	132	7/16/1999	$1,294	96.5%	95.6%	1.4%	3.5%	4.4%	3.0%
Heritage Woods	164	10/4/2006	$1,053	97.2%	96.1%	2.9%	3.9%	1.6%	5.4%
Middlebrooke Apartments	208	4/1/2010	$853	91.8%	n/a	n/a	n/a	n/a	n/a
Mill Towne Village Apts	384	5/31/2001	$875	94.4%	93.7%	0.8%	1.8%	(2.3%)	4.7%
Morningside Heights	1,050	4/30/1998	$863	92.8%	92.2%	(0.9%)	0.6%	3.0%	(0.8%)
Owings Run	504	7/16/1999	$1,195	96.3%	95.3%	0.8%	1.9%	1.6%	2.0%
Ridgeview at Wakefield Valley	204	1/13/2005	$1,156	96.1%	94.6%	(0.8%)	1.9%	5.8%	(0.6%)
Saddle Brooke Apartments	468	10/29/2008	$990	93.9%	90.5%	(6.1%)	(1.3%)	(4.0%)	0.7%
Selford Townhomes	102	7/16/1999	$1,304	94.7%	90.1%	0.6%	6.1%	0.9%	9.0%
The Coves at Chesapeake	469	11/20/2006	$1,192	92.4%	92.4%	0.2%	0.4%	(3.4%)	2.8%
The Greens at Columbia	168	7/29/2010	$1,293	95.1%	n/a	n/a	n/a	n/a	n/a
Timbercroft Townhomes	284	7/16/1999	$913	99.7%	99.3%	3.7%	4.3%	(1.9%)	8.2%
Top Field	156	10/4/2006	$1,187	96.7%	95.7%	0.3%	0.2%	2.0%	(0.6%)
Village Square Townhomes	370	7/16/1999	$1,122	94.1%	93.6%	(1.2%)	(0.2%)	4.0%	(2.4%)
Westbrooke Apartments	110	4/1/2010	$770	89.9%	n/a	n/a	n/a	n/a	n/a
Woodholme Manor	177	3/31/2001	$870	93.5%	95.7%	1.8%	(1.2%)	1.7%	(3.3%)
Total Baltimore Region	9,440		$1,002	94.4%	93.6%	(0.3%)	0.7%	0.7%	0.7%	20.6%

Boston Region
Gardencrest	696	6/28/2002	$1,503	95.9%	95.0%	(0.3%)	0.6%	(11.0%)	7.1%
Highland House	172	5/31/2006	$1,134	97.2%	95.6%	(1.3%)	1.3%	(3.2%)	5.3%
Liberty Place	107	6/6/2006	$1,402	97.9%	96.9%	(0.4%)	5.3%	(5.7%)	13.1%
Stone Ends	280	2/12/2003	$1,212	93.0%	96.6%	(1.1%)	(4.4%)	(1.5%)	(6.0%)
The Heights at Marlborough	348	9/7/2006	$1,152	95.5%	95.2%	(1.5%)	(1.0%)	(13.0%)	9.7%
The Meadows at Marlborough	264	9/7/2006	$1,107	96.2%	96.2%	(2.7%)	(0.9%)	(15.0%)	13.3%
The Townhomes of Beverly	204	2/15/2007	$1,415	98.0%	95.4%	(2.2%)	0.1%	(12.5%)	9.4%
The Village at Marshfield	276	3/17/2004	$1,107	97.1%	95.3%	(2.8%)	(0.2%)	(7.2%)	4.2%
Westwoods	35	4/30/2007	$1,175	97.2%	94.3%	(6.7%)	2.7%	(15.4%)	21.7%
Total Boston Region	2,382		$1,284	96.1%	95.5%	(1.4%)	(0.2%)	(9.9%)	6.6%	7.7%

Chicago Region
Blackhawk	371	10/20/2000	$839	96.8%	95.6%	(4.8%)	(1.5%)	(1.7%)	(1.3%)
Courtyards Village	224	8/29/2001	$807	97.6%	96.9%	(2.9%)	(1.0%)	(4.5%)	2.3%
Cypress Place	192	12/27/2000	$905	97.8%	97.1%	(4.1%)	(4.3%)	(0.6%)	(8.3%)
The Colony	783	9/1/1999	$856	96.0%	95.3%	(3.5%)	(3.0%)	(1.4%)	(4.4%)
The New Colonies	672	6/23/1998	$723	94.9%	95.7%	(0.5%)	(1.4%)	5.8%	(7.1%)
Total Chicago Region	2,242		$813	96.2%	95.8%	(3.0%)	(2.3%)	(0.0%)	(4.4%)	3.8%

Florida Region
The Hamptons	668	7/7/2004	$983	93.2%	94.6%	(2.7%)	(2.1%)	1.3%	(5.8%)
Vinings at Hampton Village	168	7/7/2004	$1,108	94.5%	95.3%	(0.9%)	(2.4%)	(0.1%)	(4.7%)
Total Florida Region	836		$1,008	93.5%	94.7%	(2.3%)	(2.2%)	1.0%	(5.6%)	1.6%

Long Island, NY Region
Bayview / Colonial	160	11/1/2000	$1,216	94.7%	95.0%	0.1%	1.4%	5.3%	(1.9%)
Cambridge Village	82	3/1/2002	$1,690	97.9%	98.0%	1.2%	(0.1%)	0.8%	(0.9%)
Crescent Club Apartments	257	9/30/2010	$1,231	95.1%	n/a	n/a	n/a	n/a	n/a
Devonshire Hills	297	7/16/2001	$1,693	96.2%	96.6%	1.2%	1.0%	0.3%	1.4%
Hawthorne Court	434	4/4/2002	$1,385	96.8%	96.8%	1.3%	1.8%	(5.8%)	9.1%
Heritage Square	80	4/4/2002	$1,698	97.6%	95.4%	1.3%	4.7%	1.2%	8.1%
Holiday Square	144	5/31/2002	$1,185	96.0%	95.5%	0.4%	1.3%	1.0%	1.6%
Lake Grove Apartments	368	2/3/1997	$1,377	95.7%	96.3%	(0.1%)	(1.2%)	(3.5%)	0.3%
Mid- Island Estates	232	7/1/1997	$1,342	96.7%	97.4%	1.9%	1.4%	(15.2%)	15.5%
Sayville Commons	342	7/15/2005	$1,555	93.7%	96.3%	1.3%	(1.3%)	7.1%	(6.9%)
South Bay Manor	61	9/11/2000	$1,629	97.4%	96.5%	0.8%	2.2%	1.3%	3.0%
Southern Meadows	452	6/29/2001	$1,359	96.3%	96.0%	(0.5%)	0.2%	(2.5%)	2.4%
Stratford Greens	359	3/1/2002	$1,419	97.0%	96.5%	(0.6%)	(0.2%)	1.9%	(1.6%)
Westwood Village Apts	242	3/1/2002	$2,276	95.4%	95.4%	(2.6%)	(4.5%)	(3.6%)	(5.2%)
Woodmont Village Apts	97	3/1/2002	$1,286	97.5%	96.5%	1.6%	3.0%	(6.9%)	9.4%
Yorkshire Village Apts	40	3/1/2002	$1,758	97.8%	96.3%	0.1%	4.3%	9.0%	(0.1%)
Total Long Island Region	3,647		$1,493	96.1%	96.3%	0.2%	0.0%	(1.6%)	1.3%	12.0%

Maine Region
Liberty Commons	120	8/30/2006	$1,194	97.0%	97.0%	0.6%	0.2%	(0.8%)	0.7%
Redbank Village	500	7/7/1998	$860	96.7%	96.0%	(0.2%)	(0.4%)	2.3%	(2.3%)
Total Maine Region	620		$925	96.8%	96.3%	0.0%	(0.2%)	1.6%	(1.5%)	1.3%

OWNED COMMUNITY RESULTS

September YTD
						YTD '10 versus YTD '09
						% Growth
	# of	Date	YTD '10	YTD '10	YTD '09	Rental	Total	Total	Total	YTD '10
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI

New Jersey Region
Barrington Gardens	148	3/1/2005	$1,131	95.9%	95.3%	1.6%	2.7%	2.7%	2.7%
Chatham Hill Apartments	308	1/30/2004	$1,682	92.1%	94.0%	(1.6%)	(3.8%)	(3.5%)	(4.0%)
East Hill Gardens	33	7/7/1998	$1,516	96.2%	95.2%	2.8%	3.3%	(12.2%)	14.4%
Hackensack Gardens	198	3/1/2005	$1,074	94.0%	91.8%	1.2%	5.0%	(6.3%)	16.6%
Jacob Ford Village	270	2/15/2007	$1,169	94.3%	95.9%	3.3%	1.2%	(6.5%)	7.2%
Lakeview	106	7/7/1998	$1,359	95.2%	93.5%	0.3%	2.5%	1.1%	3.7%
Northwood Apartments	134	1/30/2004	$1,294	96.8%	96.2%	(1.5%)	(0.7%)	(3.5%)	1.9%
Oak Manor	77	7/7/1998	$1,759	95.2%	94.9%	(0.6%)	(2.0%)	(15.8%)	6.7%
Pleasant View	1,142	7/7/1998	$1,115	95.7%	93.3%	(2.1%)	0.4%	(6.4%)	5.7%
Pleasure Bay	270	7/7/1998	$1,008	96.0%	93.6%	(3.8%)	(1.5%)	1.7%	(4.3%)
Royal Gardens Apartments	550	5/28/1997	$1,216	96.7%	95.6%	(0.4%)	0.6%	(6.4%)	5.8%
Wayne Village	275	7/7/1998	$1,377	97.4%	96.4%	(0.7%)	(0.5%)	(7.9%)	4.2%
Windsor Realty	67	7/7/1998	$1,174	95.1%	94.1%	(1.4%)	0.1%	0.3%	0.1%
Total New Jersey Region	3,578		$1,226	95.4%	94.4%	(0.9%)	0.0%	(5.1%)	3.9%	10.7%

Philadelphia Region
Castle Club	158	3/15/2000	$950	93.9%	94.8%	(0.2%)	(3.0%)	(3.0%)	(3.0%)
Chesterfield	247	9/23/1997	$889	94.1%	96.1%	(2.4%)	(2.8%)	(1.0%)	(4.7%)
Curren Terrace	318	9/23/1997	$846	93.3%	93.7%	(4.3%)	(5.4%)	0.6%	(11.3%)
Glen Brook	174	7/28/1999	$805	94.9%	91.2%	(2.5%)	4.3%	8.2%	(1.1%)
Glen Manor	174	9/23/1997	$780	95.5%	95.3%	(2.7%)	(2.4%)	6.3%	(11.4%)
Golf Club	399	3/15/2000	$1,043	94.5%	93.8%	(2.8%)	(0.1%)	1.2%	(0.9%)
Hill Brook Place	274	7/28/1999	$856	95.4%	95.2%	0.0%	0.4%	(0.8%)	1.8%
Home Properties of Bryn Mawr	316	3/15/2000	$1,149	88.4%	91.3%	3.1%	(0.3%)	5.1%	(4.7%)
Home Properties of Devon	631	3/15/2000	$1,079	93.7%	92.7%	(1.7%)	(1.3%)	(3.5%)	0.3%
New Orleans Park	442	7/28/1999	$844	94.3%	94.4%	(2.4%)	(3.4%)	(0.6%)	(6.4%)
Racquet Club	466	7/7/1998	$1,025	96.0%	95.6%	(0.4%)	1.1%	(1.5%)	3.2%
Racquet Club South	103	5/27/1999	$878	94.3%	94.8%	(1.9%)	(0.7%)	2.4%	(4.2%)
Ridley Brook	244	7/28/1999	$901	94.4%	94.9%	(1.8%)	(3.9%)	0.6%	(8.2%)
Sherry Lake	298	7/23/1998	$1,141	94.8%	94.6%	(3.3%)	(2.8%)	(0.8%)	(3.9%)
The Brooke at Peachtree Village	146	8/15/2005	$1,112	96.5%	97.5%	0.6%	(0.7%)	(5.8%)	2.7%
The Landings	384	11/25/1996	$958	96.1%	95.5%	(3.1%)	(4.2%)	(5.9%)	(3.1%)
Trexler Park	250	3/15/2000	$1,026	94.0%	93.0%	(2.5%)	0.7%	(7.3%)	7.8%
Trexler Park West	216	8/15/2008	$1,235	95.1%	94.3%	(0.4%)	1.1%	(5.1%)	5.0%
William Henry	363	3/15/2000	$1,054	93.6%	92.7%	(5.6%)	(1.1%)	8.2%	(8.7%)
Total Philadelphia Region	5,603		$990	94.2%	94.1%	(1.9%)	(1.4%)	(0.3%)	(2.3%)	13.0%

Washington, D.C. Region
1200 East West	247	Under Construction	$1,835	43.1%	n/a	n/a	n/a	n/a	n/a
Braddock Lee	255	3/16/1998	$1,278	97.4%	97.3%	0.2%	0.5%	(0.2%)	0.9%
Cider Mill	864	9/27/2002	$1,098	95.5%	94.7%	(0.5%)	1.7%	4.5%	(0.7%)
Cinnamon Run	511	12/28/2005	$1,205	95.9%	95.7%	1.3%	1.1%	9.1%	(2.6%)
Courts at Huntington Station	202	Under Construction	$2,062	51.1%	n/a	n/a	n/a	n/a	n/a
East Meadow	150	8/1/2000	$1,278	97.6%	98.7%	(0.6%)	0.4%	4.8%	(2.1%)
Elmwood Terrace	504	6/30/2000	$900	93.3%	92.4%	(2.1%)	0.0%	0.4%	(0.3%)
Falkland Chase	450	9/10/2003	$1,345	95.5%	93.3%	(0.8%)	1.3%	(2.0%)	3.1%
Mount Vernon Square	1,387	12/27/2006	$1,193	95.2%	94.8%	(0.2%)	0.6%	(2.8%)	2.4%
Orleans Village	851	11/16/2000	$1,317	95.0%	95.2%	(0.5%)	(0.6%)	(3.5%)	1.3%
Park Shirlington	294	3/16/1998	$1,289	96.2%	96.2%	(0.3%)	0.9%	2.5%	(0.2%)
Peppertree Farm	879	12/28/2005	$1,181	93.0%	92.7%	0.6%	1.7%	(2.5%)	4.4%
Seminary Hill	296	7/1/1999	$1,249	96.8%	97.1%	(0.0%)	0.6%	(5.0%)	5.4%
Seminary Towers	541	7/1/1999	$1,291	96.0%	94.6%	(0.5%)	(0.2%)	(3.5%)	2.5%
Tamarron Apartments	132	7/16/1999	$1,443	96.1%	96.4%	(0.7%)	(0.3%)	0.3%	(0.7%)
The Apts at Wellington Trace	240	3/2/2004	$1,271	96.4%	97.0%	0.3%	(0.7%)	2.7%	(2.5%)
The Courts at Fair Oaks	364	9/30/2010	$1,410	95.3%	n/a	n/a	n/a	n/a	n/a
The Manor - MD	435	8/31/2001	$1,245	95.7%	95.4%	2.9%	5.1%	(2.3%)	10.1%
The Manor - VA	198	2/19/1999	$1,000	96.0%	96.3%	(3.1%)	(1.9%)	(1.0%)	(2.6%)
The Sycamores	185	12/16/2002	$1,304	97.7%	97.4%	(3.1%)	(3.5%)	(3.5%)	(3.4%)
Village at Potomac Falls	247	8/5/2010	$1,244	94.6%	n/a	n/a	n/a	n/a	n/a
Virginia Village	344	5/31/2001	$1,256	98.7%	98.0%	(0.3%)	1.3%	(2.6%)	4.0%
West Springfield	244	11/18/2002	$1,391	97.5%	96.5%	(2.1%)	(1.2%)	(4.4%)	0.5%
Westchester West	345	12/30/2008	$1,265	92.7%	92.5%	(1.5%)	(0.2%)	3.1%	(2.1%)
Woodleaf Apartments	228	3/19/2004	$1,191	94.4%	93.7%	1.2%	1.7%	(1.3%)	3.6%
Total Washington, D.C. Region	10,393		$1,217	95.4%	95.0%	(0.3%)	0.6%	(0.8%)	1.6%	29.3%

TOTAL OWNED PORTFOLIO	38,741		$1,134	94.7%	n/a	n/a	n/a	n/a	n/a	100.0%
TOTAL CORE PORTFOLIO	35,798		$1,132	95.2%	94.8%	(0.8%)	0.0%	(1.6%)	1.0%

(1)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.

Physical Occupancy Comparison By Region - Core Properties

Sequential Comparison
Third Quarter 2010 vs. Second Quarter 2010

Region	% Units	3Q '10	2Q '10	Variance

Washington, D.C.	26.1%	95.4%	95.6%	(0.2%)
Baltimore	21.8%	94.7%	94.7%	0.0%
New Jersey, Long Island	19.5%	96.0%	96.1%	(0.1%)
Philadelphia	15.7%	94.2%	94.5%	(0.3%)
Boston	6.7%	96.7%	96.5%	0.2%
Chicago	6.3%	96.3%	96.3%	0.0%
Florida	2.3%	93.0%	94.1%	(1.1%)
Maine	1.6%	96.6%	96.9%	(0.3%)

Total Core	100.0%	95.4%	95.5%	(0.1%)

Year over Year Comparison
Third Quarter 2010 vs. Third Quarter 2009

Region	% Units	3Q '10	3Q '09	Variance

Washington, D.C.	26.1%	95.4%	95.4%	0.0%
Baltimore	21.8%	94.7%	93.9%	0.8%
New Jersey, Long Island	19.5%	96.0%	95.7%	0.3%
Philadelphia	15.7%	94.2%	93.8%	0.4%
Boston	6.7%	96.7%	95.8%	0.9%
Chicago	6.3%	96.3%	96.7%	(0.4%)
Florida	2.3%	93.0%	93.8%	(0.8%)
Maine	1.6%	96.6%	97.8%	(1.2%)

Total Core	100.0%	95.4%	95.1%	0.3%

September vs. Quarter Comparison

Region	% Units	Sep '10	3Q '10	Variance

Washington, D.C.	26.1%	95.4%	95.4%	0.0%
Baltimore	21.8%	94.6%	94.7%	(0.1%)
New Jersey, Long Island	19.5%	96.1%	96.0%	0.1%
Philadelphia	15.7%	94.4%	94.2%	0.2%
Boston	6.7%	96.8%	96.7%	0.1%
Chicago	6.3%	97.1%	96.3%	0.8%
Florida	2.3%	93.2%	93.0%	0.2%
Maine	1.6%	96.1%	96.6%	(0.5%)

Total Core	100.0%	95.4%	95.4%	0.0%

Net Operating Results - Core Properties

Sequential Results
Third Quarter 2010 vs. Second Quarter 2010
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI

Washington, D.C.	26.1%	0.0%	0.1%	0.0%	0.2%
Baltimore	21.8%	1.2%	1.0%	2.5%	0.2%
New Jersey, Long Island	19.5%	0.8%	1.5%	(3.9%)	5.2%
Philadelphia	15.7%	0.5%	0.6%	(0.7%)	1.6%
Boston	6.7%	0.6%	0.1%	(3.0%)	1.8%
Chicago	6.3%	(0.2%)	(0.1%)	1.3%	(1.5%)
Florida	2.3%	(3.3%)	(2.9%)	1.2%	(7.3%)
Maine	1.6%	0.8%	0.7%	4.3%	(1.4%)

Total Core	100.0%	0.5%	0.6%	(0.6%)	1.4%

Year Over Year Results
Third Quarter 2010 vs. Third Quarter 2009
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI

Washington, D.C.	26.1%	(0.1%)	0.1%	(5.8%)	4.0%
Baltimore	21.8%	1.8%	1.6%	(3.3%)	4.7%
New Jersey, Long Island	19.5%	0.8%	1.4%	(3.5%)	4.8%
Philadelphia	15.7%	(0.3%)	0.0%	(0.6%)	0.4%
Boston	6.7%	0.6%	0.6%	(4.9%)	3.7%
Chicago	6.3%	(2.1%)	(1.8%)	(2.7%)	(0.8%)
Florida	2.3%	(2.0%)	(2.2%)	(2.4%)	(2.0%)
Maine	1.6%	(1.0%)	(0.6%)	2.5%	(2.5%)

Total Core	100.0%	0.4%	0.6%	(3.6%)	3.4%
(1)	Reflects net change in base rental revenues before utility reimbursements and economic occupancy changes.

Percentage change in New Lease and Renewal Lease Rents compared to
Expiring Lease Rents

	2009		2010		2010		2010
	4Q		1Q		2Q		3Q
Region	New	Renewal	New	Renewal	New	Renewal	New	Renewal

Washington, D.C.	(6.0%)	2.0%	(4.1%)	1.9%	(0.8%)	2.4%	1.3%	3.5%
Baltimore	(6.0%)	1.8%	(3.4%)	2.2%	1.0%	3.3%	2.5%	4.1%
New Jersey, Long Island	(5.0%)	1.8%	(4.1%)	1.6%	0.2%	2.6%	3.4%	3.3%
Philadelphia	(9.0%)	1.0%	(5.0%)	0.6%	0.5%	1.5%	3.7%	3.0%
Boston	(7.4%)	0.7%	(5.4%)	1.2%	(1.7%)	(1.7%)	2.0%	2.6%
Chicago	(8.0%)	0.2%	(4.7%)	0.8%	(2.7%)	1.1%	(0.7%)	2.4%
Florida	(5.4%)	0.7%	(4.6%)	0.5%	(0.8%)	0.4%	(1.1%)	1.9%
Maine	(7.4%)	1.5%	(0.7%)	1.0%	1.1%	1.1%	4.2%	2.2%
Total Core	(6.0%)	1.6%	(4.2%)	1.6%	(0.2%)	2.3%	2.3%	3.4%

Spread	7.6%		5.8%		2.5%		1.1%

	2010		2010		2010
	Jan		Feb		Mar
Region	New	Renewal	New	Renewal	New	Renewal

Washington, D.C.	(5.0%)	2.2%	(4.9%)	1.9%	(2.1%)	1.6%
Baltimore	(3.5%)	1.9%	(4.2%)	1.9%	(2.6%)	2.9%
New Jersey, Long Island	(4.2%)	1.6%	(4.9%)	1.6%	(3.2%)	1.5%
Philadelphia	(6.6%)	0.4%	(5.3%)	0.5%	(2.8%)	0.7%
Boston	(5.8%)	1.0%	(6.3%)	1.3%	(3.9%)	1.3%
Chicago	(8.4%)	1.0%	(5.0%)	0.9%	(2.0%)	0.7%
Florida	(7.0%)	0.2%	(4.6%)	0.7%	(2.7%)	0.7%
Maine	1.5%	1.3%	0.3%	0.7%	(3.3%)	1.3%
Total Core	(5.0%)	1.6%	(4.8%)	1.5%	(2.7%)	1.6%

Spread	6.6%		6.3%		4.3%

	2010		2010		2010
	April		May		June
Region	New	Renewal	New	Renewal	New	Renewal

Washington, D.C.	(2.5%)	1.9%	(0.8%)	2.2%	1.0%	3.1%
Baltimore	0.1%	3.0%	1.2%	3.6%	1.3%	3.3%
New Jersey, Long Island	(3.3%)	2.2%	0.4%	2.9%	3.5%	2.7%
Philadelphia	0.1%	1.1%	0.0%	1.3%	0.9%	1.9%
Boston	(1.1%)	1.4%	(1.5%)	1.3%	(1.5%)	1.9%
Chicago	(4.8%)	1.1%	(1.5%)	0.6%	(2.4%)	1.6%
Florida	(3.2%)	0.3%	(1.5%)	0.7%	2.8%	0.7%
Maine	0.3%	1.8%	0.1%	0.6%	2.9%	1.4%
Total Core	(1.9%)	2.0%	(0.1%)	2.3%	1.3%	2.6%

Spread	3.9%		2.4%		1.3%

	2010		2010		2010		2010
	July		August		September		October
Region	New	Renewal	New	Renewal	New	Renewal	New	Renewal

Washington, D.C.	(0.3%)	3.3%	2.3%	3.7%	2.0%	3.5%	1.1%	3.4%
Baltimore	2.2%	3.7%	2.7%	4.3%	3.1%	4.4%	1.9%	4.3%
New Jersey, Long Island	2.6%	3.1%	4.6%	3.3%	2.9%	3.6%	2.1%	3.1%
Philadelphia	2.7%	2.3%	4.8%	3.1%	3.4%	3.6%	2.8%	3.4%
Boston	2.2%	2.3%	3.1%	2.6%	0.2%	2.8%	1.0%	3.2%
Chicago	(2.4%)	2.5%	(1.0%)	2.5%	2.0%	2.2%	0.8%	1.9%
Florida	(0.6%)	1.2%	1.8%	2.3%	(5.3%)	2.2%	(3.1%)	1.9%
Maine	7.2%	1.3%	6.6%	2.1%	(1.0%)	3.4%	(1.4%)	4.4%
Total Core	1.4%	3.0%	3.1%	3.5%	2.2%	3.6%	1.4%	3.4%

Spread	1.6%		0.4%		1.4%		2.0%

Resident Statistics

Top Six Reasons for Moveouts - Owned Communities
	3Q '10	2Q '10	1Q '10	4Q '09	3Q '09	2Q '09	1Q '09	Year '09	Year '08	Year '07

Eviction/skip	14.3%	14.8%	17.0%	14.8%	12.5%	12.2%	16.6%	14.6%	14.6%	14.6%

Employment related	13.6%	14.1%	14.8%	14.7%	14.0%	16.4%	17.7%	15.2%	15.2%	16.1%

Location convenience/
apartment size	13.3%	13.4%	10.0%	10.4%	11.6%	10.0%	8.3%	10.3%	10.3%	13.7%

Domestic Situation	11.3%	12.2%	7.9%	7.4%	10.7%	10.4%	6.2%	10.1%	8.5%	9.2%

Transfer w/in HME	11.2%	10.4%	14.6%	13.6%	11.8%	12.4%	13.8%	10.7%	10.7%	8.3%

Home purchase	10.6%	11.5%	11.1%	14.8%	12.4%	12.2%	9.9%	12.0%	12.0%	15.5%

Traffic - Core					Turnover - Core
			Signed	Signed
	Traffic	Traffic	Leases	Leases
	3Q '10	YTD '10	3Q '10	YTD '10
	vs.	vs.	vs.	vs.
	3Q '09	YTD '09	3Q '09	YTD '09	3Q '10	3Q '09	YTD '10	YTD '09

Region
Baltimore	(4.0%)	(6.0%)	(18.0%)	(9.0%)	12.9%	13.3%	31.4%	32.0%
Boston	(7.0%)	(5.0%)	(7.0%)	(3.0%)	9.7%	11.5%	27.4%	31.0%
Chicago	(4.0%)	3.0%	(8.0%)	(1.0%)	15.3%	15.0%	36.7%	36.6%
Florida	68.0%	28.0%	12.0%	5.0%	13.9%	12.3%	38.4%	37.3%
Long Island	(1.0%)	6.0%	3.0%	(2.0%)	9.4%	10.9%	25.0%	26.7%
Maine	29.0%	3.0%	27.0%	2.0%	15.8%	12.4%	39.0%	34.2%
New Jersey	9.0%	4.0%	8.0%	(2.0%)	10.6%	9.5%	26.6%	28.1%
Philadelphia	(14.0%)	(1.0%)	(21.0%)	(12.0%)	12.2%	13.2%	32.2%	34.3%
Washington, D.C.	4.0%	2.0%	(6.0%)	(5.0%)	11.3%	11.3%	27.7%	28.2%

Total Core	(1.0%)	0.0%	(9.0%)	(6.0%)	11.8%	12.1%	29.8%	30.9%

Bad Debt as % of Rent and Utility Recovery - Core

	3Q '10	3Q '09	YTD '10	YTD '09

	1.57%	1.43%	1.34%	1.27%

Net Operating Income Detail - Core Properties
($ in thousands, except per unit data)

			Qtr	%			YTD	%
	3Q '10	3Q '09	Variance	Variance	YTD '10	YTD '09	Variance	Variance

Rent	$114,872	$114,467	$405	0.4%	$342,393	$343,684	$(1,291)	(0.4%)
Utility recovery	3,853	3,526	327	9.3%	15,304	14,450	854	5.9%
Rent including recoveries	118,725	117,993	732	0.6%	357,697	358,134	(437)	(0.1%)
Other income	5,625	5,640	(15)	(0.3%)	16,036	15,775	261	1.7%

Total income	124,350	123,633	717	0.6%	373,733	373,909	(176)	(0.0%)
Operating & maintenance	(48,539)	(50,346)	1,807	3.6%	(153,316)	(155,763)	2,447	1.6%

Net Core NOI	$75,811	$73,287	$2,524	3.4%	$220,417	$218,146	$2,271	1.0%

Physical Occupancy %	95.4%	95.1%	0.3%		95.2%	94.8%	0.4%

Weighted Avg Rent per Unit	$1,140	$1,138	$2	0.2%	$1,132	$1,141	$(9)	(0.8%)

Seasonality Factor for NAV Calculation

To annualize net operating income in order to calculate a net asset value, the seasonality factor to apply to the current quarter's effective NOI run rate is 25.8%.  This will adjust for the typical seasonal variability in NOI for each quarter.

Operating Expense Detail - Core Properties
($ in thousands)

			Qtr	%			YTD	%
	3Q '10	3Q '09	Variance	Variance	YTD '10	YTD '09	Variance	Variance

Electricity	$2,434	$2,477	$(43)	(1.7%)	$6,409	$6,938	$(529)	(7.6%)

Gas	1,428	1,528	(100)	(6.5%)	11,473	13,483	(2,010)	(14.9%)

Water & sewer	4,185	3,850	335	8.7%	11,645	10,797	848	7.9%

Repairs & maintenance	8,017	8,577	(560)	(6.5%)	21,739	22,974	(1,235)	(5.4%)

Personnel expense	12,207	11,801	406	3.4%	35,906	35,879	27	0.1%

Advertising	1,040	1,129	(89)	(7.9%)	3,075	3,247	(172)	(5.3%)

Legal & professional	407	320	87	27.2%	1,101	1,139	(38)	(3.3%)

Office & telephone	1,514	1,598	(84)	(5.3%)	4,372	4,489	(117)	(2.6%)

Property insurance	1,019	2,276	(1,257)	(55.2%)	6,011	6,608	(597)	(9.0%)

Real estate taxes	11,721	12,233	(512)	(4.2%)	35,826	35,850	(24)	(0.1%)

Snow	14	-	14	100.0%	1,968	725	1,243	171.4%

Trash	827	879	(52)	(5.9%)	2,529	2,593	(64)	(2.5%)

Property management G & A	3,726	3,678	48	1.3%	11,262	11,041	221	2.0%

Total Core	$48,539	$50,346	$(1,807)	(3.6%)	$153,316	$155,763	$(2,447)	(1.6%)

Discontinued Operations
($ in thousands)

The operating results of discontinued operations are summarized as follows for the three and nine months ended September 30, 2010 and 2009:

	3Q '10	3Q '09	YTD '10	YTD '09
Revenues:
Rental income	$9	$1,395	$23	$4,926
Property other income	9	114	30	492
Total revenues	18	1,509	53	5,418
Expenses:
Operating and maintenance	-	597	30	2,494
Interest expense (1)	-	-	-	4,497
Depreciation and amortization	-	388	-	1,177
Total expenses	-	985	30	8,168
Income (loss) from discontinued operations	$18	$524	$23	$(2,750)

(1)	Includes prepayment penalties of $4,927 in 2009.

Summary Of Recent Acquisitions
($ in millions, except unit and per unit data)

							Wgtd. Avg.
			Purchase	# of	CAP	Purchase	Price Per
Community	Market	State	Date	Units	Rate (1)	Price	Unit
2010 Acquisitions
Middlebrooke Apartments	Baltimore	MD	4/1/2010	208	6.3%	$17.4	$83,413
Westbrooke Apartments	Baltimore	MD	4/1/2010	110	6.3%	6.3	57,727
Annapolis Roads	Baltimore	MD	6/17/2010	282	6.6%	32.5	115,248
The Greens at Columbia	Baltimore	MD	7/29/2010	168	6.1%	25.6	152,381
Village at Potomac Falls	Suburban D.C.	VA	8/5/2010	247	5.6%	38.5	155,870
Charleston Place	Baltimore	MD	9/30/2010	858	6.2%	103.0	120,047
The Courts at Fair Oaks	Suburban D.C.	VA	9/30/2010	364	5.9%	70.1	192,582
Crescent Club	Long Island	NY	9/30/2010	257	6.2%	31.3	121,595
		Subtotal through 3rd Quarter		2,494	6.1%	$324.7	$130,172
Acquired after the close of the 3rd quarter
Lakeview Townhomes	Chicago	IL	10/18/2010	120	6.2%	14.5	120,625
			Total 2010	2,614	6.1%	$339.1	$129,734

							Wgtd. Avg.
			Purchase	# of	CAP	Purchase	Price Per
Community	Market	State	Date	Units	Rate (1)	Price	Unit
2009 Acquisitions
			Total 2009	-		$-

		Total 2010 and 2009 Acquisitions		2,614	6.1%	$339.1	$129,734

(1)	CAP rate based on projected NOI at the time of acquisition after an allowance for a 3% management fee but before capital expenditures.

Summary Of Recent Sales
($ in millions, except per unit data)

							Wtd. Avg.
			Sale	# of	CAP	Sales	Price Per
Community	Market	State	Date	Units	Rate (1)	Price	Unit
2010 Sales
			Total 2010	-		$-

							Wtd. Avg.
			Sale	# of	CAP	Sales	Price Per
Community	Market	State	Date	Units	Rate (1)	Price	Unit
2009 Sales
Regency Club	New Jersey	NJ	1/30/2009	372	7.3%	$39.9	$107,277
Lakeshore Villas	Hudson Valley	NY	1/30/2009	152	8.4%	11.5	75,631
Sunset Gardens	Hudson Valley	NY	1/30/2009	217	8.0%	16.4	75,631
Home Properties of Newark	Philadelphia	PA	10/1/2009	432	8.4%	30.0	69,444
Beechwood Gardens	Philadelphia	PA	12/16/2009	160	7.6%	10.5	65,625
			Total 2009	1,333	7.8%	$108.3	$81,256

			Total 2010 and 2009 Sales	1,333	7.8%	$108.3	$81,256

(1)	CAP rate based on projected NOI at the time of sale after an allowance for a 3% management fee but before capital expenditures.

Breakdown Of Owned Units By Market

		Net			Net
		Acquired/			Acquired/
		Developed	As of	12/31/2009	Developed	As of	Current
Market	State	in 2009	12/31/2009	% of Units	in 2010	9/30/2010	% of Units
Suburban Washington, D.C.	DC/MD/VA	-	9,333	26.07%	1,060	10,393	26.83%
Baltimore	MD	-	7,814	21.83%	1,626	9,440	24.37%
Suburban New York City	NY/NJ	(741)	6,967	19.46%	258	7,225	18.65%
Philadelphia	PA	(592)	5,603	15.65%	-	5,603	14.46%
Boston	MA	-	2,382	6.65%	-	2,382	6.15%
Chicago	IL	-	2,242	6.26%	-	2,242	5.79%
Florida	FL	-	836	2.34%	-	836	2.16%
Portland	ME	-	620	1.73%	-	620	1.60%

Total		(1,333)	35,797	100.0%	2,944	38,741	100.0%

Debt Summary Schedule

			INTEREST	09/30/10	MATURITY	YEARS TO
PROPERTY		LENDER	RATE	BALANCE	DATE	MATURITY

FIXED RATE SECURED

Multi-Property		Prudential - Fannie Mae	7.250	32,978,000	01/01/11	0.25
Multi-Property		Prudential - Fannie Mae	6.360	8,141,000	01/01/11	0.25
Multi-Property		Prudential - Fannie Mae	6.160	58,881,000	01/01/11	0.25
Orleans Village - 1st		Prudential - Fannie Mae	6.815	43,745,000	01/01/11	0.25
Orleans Village - 2nd		Prudential - Fannie Mae	5.360	22,248,000	01/01/11	0.25
Annapolis Roads	(1)	Allstate Life Insurance	4.250	20,077,004	01/05/11	0.27
New Orleans/Arbor Crossing		Prudential - Fannie Mae	4.860	17,866,412	03/01/11	0.42
Racquet Club East - 1st		Prudential - Fannie Mae	6.875	19,850,679	04/01/11	0.50
Racquet Club East - 2nd		Prudential - Fannie Mae	5.490	9,769,016	04/01/11	0.50
Timbercroft Townhomes 1 - 1st		Capmark - HUD	8.500	84,163	05/01/11	0.58
The Meadows at Marlborough	(1)	Prudential - Fannie Mae	5.500	19,380,062	08/01/11	0.84
Lake Grove - 1st		Prudential - Fannie Mae	6.540	24,169,936	12/01/11	1.17
Lake Grove - 2nd		Prudential - Fannie Mae	5.510	10,477,174	12/01/11	1.17
Mount Vernon Square	(1)	KeyBank RE Cap-Fannie Mae	5.490	84,557,481	01/01/12	1.25
Multi-Property Notes Pay		Seller Financing	4.000	166,333	02/01/12	1.34
Timbercroft III - 1st		Capmark - HUD	8.000	219,053	02/01/12	1.34
Castle Club Apartments		NorthMarq - Freddie Mac	7.080	6,228,907	05/01/12	1.59
Gateway Village		Prudential - Fannie Mae	6.885	6,407,235	05/01/12	1.59
The New Colonies		Prudential - Fannie Mae	7.110	18,276,125	06/01/12	1.67
Woodholme Manor		Prudential - Fannie Mae	7.165	3,460,212	07/01/12	1.75
Liberty Place	(1)	CW Capital - Fannie Mae	5.710	5,926,344	11/01/12	2.09
Hackensack Gardens - 1st		JPMorgan Chase - Fannie Mae	5.260	4,405,031	03/01/13	2.42
Hackensack Gardens - 2nd		JPMorgan Chase - Fannie Mae	5.440	4,287,925	03/01/13	2.42
Barrington Gardens		Wachovia - Freddie Mac	4.960	11,043,174	04/01/13	2.50
Topfield Apartments		M&T Realty-Fannie Mae	5.300	5,918,022	04/01/13	2.50
Canterbury Apartments - 1st		M&T Realty-Fannie Mae	5.020	26,887,329	05/01/13	2.59
Canterbury Apartments - 2nd		M&T Realty-Fannie Mae	6.460	16,682,477	05/01/13	2.59
Multi-Property		Prudential - Fannie Mae	6.475	100,000,000	08/31/13	2.92
Heritage Woods Apts	(1)	Oak Grove Capital-Fannie Mae	5.290	4,766,808	09/01/13	2.92
Saddle Brook Apts. - 1st	(1)	Wells Fargo - Fannie Mae	5.840	27,006,242	11/01/13	3.09
Saddle Brook Apts. - 2nd	(1)	Wells Fargo - Fannie Mae	6.290	3,198,555	11/01/13	3.09
Falkland Chase		Centerline - Fannie Mae	5.480	11,689,105	04/01/14	3.50
The Apts. At Wellington Trace		M&T Realty - Freddie Mac	5.520	24,041,219	04/01/14	3.50
Hawthorne Court		Centerline - Fannie Mae	5.270	34,713,801	07/01/14	3.75
The Greens at Columbia	(1)	M&T Realty-Fannie Mae	3.930	9,904,109	08/01/14	3.84
Curren Terrace - 1st		M&T Realty - Freddie Mac	5.360	13,528,338	10/01/14	4.01
Curren Terrace - 2nd		M&T Realty - Freddie Mac	5.090	9,835,809	10/01/14	4.01
Westchester West - 1st	(1)	Deutsche Bank - Freddie	6.150	26,778,129	03/01/15	4.42
Westchester West - 2nd	(1)	Deutsche Bank - Freddie	6.640	7,458,213	03/01/15	4.42
Stratford Greens		Capital One Bank	5.750	31,166,888	07/01/15	4.75
Sayville Commons		M&T Realty - Freddie Mac	5.000	39,970,095	08/01/15	4.84
Charleston Place	(1)	Wells Fargo - Freddie Mac	3.770	32,900,218	09/01/15	4.92
Charleston Place	(1)	Wells Fargo - Freddie Mac	3.770	22,770,256	09/01/15	4.92
Charleston Place	(1)	Wells Fargo - Freddie Mac	3.770	20,031,853	09/01/15	4.92
Cypress Place Apartments		Prudential - Fannie Mae	6.555	10,232,144	11/01/15	5.09
Golf Club Apartments		Prudential - Fannie Mae	6.380	32,998,753	11/01/15	5.09
Northwood Apartments		M&T Realty - Freddie Mac	5.500	10,567,892	12/01/15	5.17
Cinnamon Run - 1st		M&T Realty - Freddie Mac	5.250	50,244,260	01/01/16	5.26
Cinnamon Run - 2nd		M&T Realty - Freddie Mac	5.550	5,207,655	01/01/16	5.26
Peppertree Farm - 1st		M&T Realty - Freddie Mac	5.250	77,335,811	01/01/16	5.26
Peppertree Farm - 2nd		M&T Realty - Freddie Mac	5.550	1,893,689	01/01/16	5.26
The Hamptons/Vinings at Hamptons		Prudential - Fannie Mae	5.565	51,102,844	02/01/16	5.34
Devonshire - 1st		Wachovia - Fannie Mae	5.600	37,394,117	04/01/16	5.51
Devonshire - 2nd		Wachovia - Fannie Mae	6.235	8,367,137	04/01/16	5.51
Mid-Island		Prudential - Fannie Mae	5.480	19,527,170	04/01/16	5.51
Owings Run 1 & 2		Prudential - Fannie Mae	5.590	42,262,784	04/01/16	5.51
Country Village		Centerline - Fannie Mae	5.520	18,765,610	06/01/16	5.67
Fox Hall Apartments		Columbia Nat'l - Freddie Mac	5.610	47,000,000	06/01/17	6.67
Mill Towne Village		Prudential - Fannie Mae	5.990	24,239,000	09/01/17	6.93
Royal Gardens Apts.		M&T Realty - Freddie Mac	5.830	47,000,000	11/01/17	7.09
Village Square 1, 2 & 3		Prudential - Fannie Mae	5.810	39,285,000	12/01/17	7.18
Chatham Hill		M&T Realty - Freddie Mac	5.590	44,606,210	01/01/18	7.26
Seminary Towers Apartments		Prudential - Fannie Mae	5.485	53,515,000	07/01/18	7.76
Bonnie Ridge - 1st		Prudential Life	6.600	11,449,758	12/15/18	8.21
Bonnie Ridge - 2nd		Prudential Life	6.160	17,858,945	12/15/18	8.21
Bonnie Ridge - 3rd		Prudential Life	6.070	24,963,737	12/15/18	8.21
Westwood Village		M&T Realty - Freddie Mac	5.680	46,932,432	01/01/19	8.26
Ridgeview at Wakefield Valley		M&T Realty - Freddie Mac	5.750	18,369,476	01/01/19	8.26
The Sycamores		M&T Realty - Freddie Mac	5.710	21,417,784	01/01/19	8.26
Timbercroft III - 2nd		M & T Realty - HUD	8.375	2,241,655	06/01/19	8.67
Timbercroft Townhomes 1 - 2nd		M & T Realty - HUD	8.375	1,521,914	06/01/19	8.67
The Brooke at Peachtree		Wells Fargo - Fannie Mae	5.470	12,399,969	07/01/19	8.76
Glen Manor		Prudential - Fannie Mae	5.830	7,952,121	08/01/19	8.84
Ridley Brook		Prudential - Fannie Mae	5.830	13,201,212	08/01/19	8.84
The Courts at Fair Oaks	(1)	CW Capital - Freddie Mac CME	4.500	49,750,586	08/01/19	8.84
Southern Meadows		Red Mortgage - Fannie Mae	5.360	40,982,037	10/01/19	9.01
Elmwood Terrace		M & T Realty - Fannie Mae	5.560	26,881,707	11/01/19	9.09
Lakeview		Greystone - Fannie Mae	5.310	9,134,629	12/01/19	9.18

			INTEREST	09/30/10	MATURITY	YEARS TO
PROPERTY		LENDER	RATE	BALANCE	DATE	MATURITY

FIXED RATE SECURED

The Landings		Prudential - Fannie Mae	5.600	26,318,095	01/01/20	9.26
East Meadow Apartments		M&T Realty - Freddie Mac	5.400	14,820,136	05/01/20	9.59
Selford Townhomes		M&T Realty - Freddie Mac	5.400	8,959,577	05/01/20	9.59
Stone Ends Apts.		M&T Realty - Freddie Mac	5.400	25,236,142	05/01/20	9.59
South Bay Manor		M&T Realty - Freddie Mac	5.400	6,794,346	05/01/20	9.59
Tamarron Apartments		M&T Realty - Freddie Mac	5.400	14,828,100	05/01/20	9.59
The Manor (VA)		M&T Realty - Freddie Mac	5.400	13,917,210	05/01/20	9.59
Woodmont Village		M&T Realty - Freddie Mac	5.400	10,041,695	05/01/20	9.59
Trexler Park		Greystone - Fannie Mae	4.340	38,850,000	09/01/20	9.93
Home Properties of Devon		M & T Realty - Fannie Mae	4.850	60,400,000	08/01/21	10.84
Dunfield Townhomes		Centerline Capital - HUD	5.250	12,002,817	09/01/28	17.93
Highland House	(1)	Arbor Comml - Fannie Mae	6.320	5,965,859	01/01/29	18.27
Westwoods	(1)	Midland Loan Services - HUD	5.940	3,550,572	06/01/34	23.68
Briggs-Wedgewood	(2)	Berkshire Mtg - HUD	6.000	15,761,665	11/01/34	24.10

WTD AVG - FIXED SECURED			5.594	2,085,941,981		5.53
		15999325..
VARIABLE RATE SECURED
William Henry		NorthMarq - Freddie Mac	2.649	21,237,736	12/01/10	0.17
Adjusts Monthly - Freddie 30d Ref + 2.50
Bayview Apartments		M&T Realty - Freddie Mac	2.649	10,673,520	03/01/11	0.42
Adjusts Monthly - Freddie 30d Ref + 2.50
Virginia Village		Wachovia - Freddie Mac	2.139	30,107,752	07/01/15	4.75
Adjusts Monthly - Freddie 30d Ref + 1.99
Hill Brook Apts		M&T Realty - Freddie Mac	3.548	12,916,770	09/01/16	5.93
Adjusts Monthly - 30L + 2.85 + .44
Wayne Village		M&T Realty - Freddie Mac	3.645	26,286,779	09/01/16	5.93
Adjusts Monthly - 30L + 3.00 + .387
Cider Mill Apts		M&T Realty - Freddie Mac	3.428	63,150,753	01/01/17	6.26
Adjusts Monthly - 30L + 2.89 + .31
The Heights at Marlborough		PNC Real Estate	3.628	23,739,917	01/01/17	6.26
Adjusts Monthly - 30L + 3.02 + .35
Sherry Lake		M&T Realty - Freddie Mac	3.154	26,207,703	04/01/17	6.51
Adjusts Monthly - 30L + 2.67 + .226
Falkland Chase		Montgomery Cty HOC-Fannie	1.350	24,695,000	10/01/30	20.02
Adjusts Weekly - BMA Index + 1.10

WTD AVG - VARIABLE SECURED			2.967	239,015,930		6.66

WTD AVG - TOTAL SECURED DEBT			5.324	2,324,957,911		5.64

FIXED RATE UNSECURED
Exchangeable Senior Notes			5.750	137,685,379	11/01/26	16.10

VARIABLE RATE UNSECURED - LINE OF CREDIT
Unsecured Line of Credit		M and T Bank et. al.	4.500	137,000,000	08/31/12	1.92
Adjusts Daily 30 LIBOR (Floor 1.50) + 3.00

TOTAL COMBINED DEBT			5.303	$2,599,643,290		6.00

% OF PORTFOLIO - FIXED				85.5%

WTG AVG - TOTAL SECURED DEBT			5.324			5.64
WTD AVG - TOTAL PORTFOLIO			5.303			6.00

(1)	General ledger balance and rate have been adjusted pursuant to ASC 805-10 (f.k.a FAS 141R) to reflect fair market value of debt.
(2)	Affordable general partner minority interest property consolidated pursuant to ASC 810-10 (f.k.a FIN46R).

MATURING DEBT SCHEDULE
YEAR OF MATURITY	FIXED RATE		VARIABLE RATE		TOTAL DEBT
	WTD AVG		WTD AVG			% OF
	RATE	DEBT	RATE	DEBT	DEBT	TOTAL
2010		$-	2.65	$21,237,736	$21,237,736	0.91%
2011	6.11	287,667,446	2.65	10,673,520	298,340,966	12.83%
2012	5.94	125,241,689	-	-	125,241,689	5.39%
2013	6.00	204,195,563	-	-	204,195,563	8.78%
2014	5.22	103,712,381	-	-	103,712,381	4.46%
2015	5.17	234,874,440	2.14	30,107,752	264,982,192	11.40%
2016	5.45	312,101,077	3.61	39,203,549	351,304,626	15.11%
2017	5.78	157,524,000	3.41	113,098,374	270,622,374	11.64%
2018	5.77	152,393,649	-	-	152,393,649	6.55%
2019	5.42	250,785,521	-	-	250,785,521	10.79%
2020	5.18	159,765,301	-	-	159,765,301	6.87%
2021 - 2034	5.21	97,680,913	1.35	24,695,000	122,375,913	5.26%
TOTAL	5.59	$2,085,941,981	2.97	$239,015,930	$2,324,957,911	100.00%

Unencumbered Properties

Property	# Units	Market	State

Middlebrooke Apartments	208	Baltimore	MD
Morningside Heights	1,050	Baltimore	MD
The Coves at Chesapeake	469	Baltimore	MD
Westbrooke Apartments	110	Baltimore	MD
Gardencrest	696	Boston	MA
The Townhomes of Beverly	204	Boston	MA
The Village at Marshfield	276	Boston	MA
Blackhawk Apartments	371	Chicago	IL
Courtyards Village	224	Chicago	IL
The Colony	783	Chicago	IL
Cambridge Village	82	Long Island	NY
Crescent Club	256	Long Island	NY
Heritage Square	80	Long Island	NY
Holiday Square	144	Long Island	NY
Yorkshire Village	40	Long Island	NY
Liberty Commons	120	Portland	ME
East Hill Gardens	33	Northern NJ	NJ
Jacob Ford Village	270	Northern NJ	NJ
Pleasure Bay	270	Northern NJ	NJ
Windsor Realty	67	Northern NJ	NJ
Glen Brook	177	Philadelphia	PA
Racquet Club South	103	Philadelphia	PA
1200 East West Highway	247	Suburban Washington, DC	DC
Courts at Huntington Station	202	Suburban Washington, DC	DC
Braddock Lee	255	Suburban Washington, DC	DC
Seminary Hill	296	Suburban Washington, DC	DC
Village at Potomac Falls	247	Suburban Washington, DC	DC
Woodleaf Apartments	228	Suburban Washington, DC	DC

Total Number of Units:	7,508
Total Number of Properties:	28

Recurring Capital Expenditure Summary
For 2010, the Company estimates that the amount of recurring, non-revenue enhancing capital expenditures incurred on an annual basis for a standard garden style apartment will remain unchanged at $800 per apartment unit.

The Company's policy is to capitalize costs related to the acquisition, development, rehabilitation, construction and improvement of properties.  Capital improvements are costs that increase the value and extend the useful life of an asset.  Ordinary repair and maintenance costs that do not extend the useful life of the asset are expensed as incurred.  Costs incurred on a lease turnover due to normal wear and tear by the resident are expensed on the turn.  Recurring capital improvements typically include appliances, carpeting and flooring, HVAC equipment, kitchen/bath cabinets, new roofs, site improvements and various exterior building improvements.   Non-recurring, revenue generating upgrades include, among other items community centers, new windows, and kitchen/bath apartment upgrades.  Revenue generating capital improvements will directly result in increased rental earnings or expense savings.  The Company capitalizes interest and certain internal personnel costs related to the communities under rehabilitation and construction.

The table below is a list of the items that management considers recurring, non-revenue enhancing capital and maintenance expenditures for a standard garden style apartment.  Included are the per unit replacement cost and the useful life that Management estimates the Company incurs on an annual basis.

				Maintenance
			Capitalized	Expense	Total
	Capitalized		Expenditure	Cost Per	Cost Per
	Cost Per	Useful	Per Unit	Unit	Unit
Category	Unit	Life(1)	Per Year(2)	Per Year(3)	Per Year
Appliances	$1,436	9	$160	$13	$173
Blinds/shades	135	3	45	7	52
Carpets/cleaning	770	4	193	180	373
Computers, equipment, misc.(4)	120	6	20	18	38
Contract repairs	-	-	-	147	147
Exterior painting (5)	84	3	28	-	28
Flooring	250	9	28	-	28
Furnace/air (HVAC)	824	24	34	105	139
Hot water heater	260	7	37	-	37
Interior painting	-		-	205	205
Kitchen/bath cabinets upgrades	1,200	15	80	-	80
Landscaping site	-	-	-	131	131
New roof	800	24	33	-	33
Parking lot site	540	15	36	-	36
Pool/exercise facility	119	15	8	54	62
Windows major	1,505	20	75	-	75
Miscellaneous (6)	385	17	23	-	23
Total	$8,428		$800	$860	$1,660

(1)	Estimated weighted average actual physical useful life of the expenditure capitalized.

(2)	This amount is not necessarily incurred each and every year. Some years will be higher, or lower depending on the timing of certain longer life expenditures.

(3)
These expenses are included in the Operating and Maintenance line item of the Consolidated Statement of Operations.  Maintenance labor costs are not included in the $860 per unit estimate.  All personnel costs for site supervision, leasing agents, and maintenance staff are combined and disclosed in the Company's same-store expense detail schedule.

(4)	Includes computers, office equipment/furniture, and maintenance vehicles.

(5)
The level of exterior painting may be lower than other similarly titled presentations as the Company's portfolio has a significant amount of brick exteriors.  In addition, the other exposed surfaces are most often covered in aluminum or vinyl.

(6)	Includes items such as: balconies, siding, and concrete/sidewalks.

In reviewing the breakdown of costs above, one must consider the Company's unique strategy in operating apartments which has been to improve every property every year regardless of age.  Another part of its strategy is to purchase older properties and rehabilitate and reposition them to enhance internal rates of return.  This strategy results in higher costs of capital expenditures and maintenance costs which is more than justified by higher revenue growth, higher net operating income growth and a higher rate of property appreciation.

Capital Expenditure Summary

The Company estimates that on an annual basis $800 per unit is spent on recurring capital expenditures in 2010 and 2009.  During the three months ended September 30, 2010 and 2009, approximately $200 per unit was spent on recurring capital expenditures.  For the nine months ended September 30, 2010 and 2009, approximately $600 per unit was spent on recurring capital expenditures.  The table below summarizes the actual total capital improvements incurred by major categories and an estimate of the breakdown of total capital improvements by major categories between recurring and non-recurring, revenue generating capital improvements for the three and nine months ended September 30, 2010 as follows:

For the three months ended September 30, 2010
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
New buildings	$-	$-	$9	$-	$9	$-
Major building improvements	1,156	32	3,329	91	4,485	123
Roof replacements	303	8	1,032	28	1,335	36
Site improvements	404	11	2,922	80	3,326	91
Apartment upgrades	1,226	33	8,248	225	9,474	258
Appliances	1,389	38	-	-	1,389	38
Carpeting/flooring	2,027	55	1,194	33	3,221	88
HVAC/mechanicals	651	18	3,904	106	4,555	124
Miscellaneous	183	5	678	18	861	23
Totals	$7,339	$200	$21,316	$581	$28,655	$781

(a)	Calculated using the weighted average number of units owned, including 35,798 core units, and 2010 acquisition units of 892 for the three months ended September 30, 2010.

For the nine months ended September 30, 2010
(in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(b)	Cap Ex	Per Unit(b)	Improvements	Per Unit(b)
New Buildings	$-	$-	$93	$3	$93	$3
Major building improvements	3,423	95	6,087	168	9,510	263
Roof replacements	896	25	1,408	39	2,304	64
Site improvements	1,195	33	5,605	155	6,800	188
Apartment upgrades	4,034	111	18,000	497	22,034	608
Appliances	3,708	102	-	-	3,708	102
Carpeting/Flooring	6,003	166	1,704	47	7,707	213
HVAC/Mechanicals	1,929	53	9,738	269	11,667	322
Miscellaneous	543	15	1,190	33	1,733	48
Totals	$21,731	$600	$43,825	$1,211	$65,556	$1,811

(b)	Calculated using the weighted average number of units owned, including 35,798 core units, and 2010 acquisition units of 422 for the nine months ended September 30, 2010.

Capital Expenditure Summary
The schedule below summarizes the breakdown of total capital improvements between core and non-core as follows:

For the three months ended September 30, 2010
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(c)	Cap Ex	Per Unit(c)	Improvements	Per Unit(c)
Core Communities	$7,161	$200	$20,997	$587	$28,158	$787
2010 Acquisition Communities	178	200	319	358	497	558
Sub-total	7,339	200	21,316	581	28,655	781
2009 Disposed Communities	-	-	-	-	-	-
Corporate office expenditures (1)	-	-	-	-	452	-
	$7,339	$200	$21,316	$581	$29,107	$781

(c)	Calculated using the weighted average number of units owned, including 35,798 core units and 2010 acquisition units of 892 for the three months ended September 30, 2010.

For the nine months ended September 30, 2010
(in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(d)	Cap Ex	Per Unit(d)	Improvements	Per Unit(d)
Core Communities	$21,478	$600	$43,486	$1,215	$64,964	$1,815
2010 Acquisition Communities	253	600	339	803	592	1,403
Sub-total	21,731	600	43,825	1,211	65,556	1,811
2009 Disposed Communities	-	-	-	-	-	-
Corporate office expenditures (1)	-	-	-	-	2,427	-
	$21,731	$600	$43,825	$1,211	$67,983	$1,811

(1)
No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software, office furniture, fixtures and leasehold improvements.

(d)	Calculated using the weighted average number of units owned, including 35,798 core units and 2010 acquisition units of 422 for the nine months ended September 30, 2010.

Adjusted Net Operating Income - Core Properties
($ in thousands)

	Quarter	Quarter
	9/30/2010	9/30/2009	Change

Net Operating Income	$75,811	$73,287	3.4%

Less: Non Recurring Cap Ex @ 6%	(1,260)	-	-

Adjusted Net Operating Income	$74,551	$73,287	1.7%

Some of our Core Property NOI reflects incremental investments in the communities above and beyond normal capital replacements.  After charging ourselves a 6% cost of debt capital on these additional expenditures, what we refer to as the adjusted NOI for the quarter is recalculated and presented above.

Development Communities as of September 30, 2010
($ in thousands)

			# of		Estimated					%
	Property		Units at	Estimated	Costs	Costs	Construction	Initial	Construction	Physical
	Type		Completion	Costs	Per Unit	Incurred	Start	Occupancy	Completion	Occupancy

Under construction:
1200 East West Highway	High Rise		247	$86,600	$332.4	$82,461	2Q 07	1Q 10	4Q 10	76.5	% (1)
Silver Spring, MD

Courts at Huntington Station	Podium	Phase One	202					2Q 10	4Q 10	57.4	% (2)
Alexandria, VA		Phase Two	219					1Q 11	2Q 11

Total Courts at Huntington Station			421	$127,200	$302.1	$103,560	1Q 08	2Q 10	2Q 11

Total Under Construction			668	$213,800	$313.3

Pre-construction:
Cobblestone Square	Garden		314	49,106	156.4	14,433	1H 11	3Q 11	1Q 12	n/a
Fredericksburg, VA

Falkland North	High Rise		tbd	tbd	tbd	2,727	tbd	tbd	tbd	n/a
Silver Spring, MD

Ripley Street	High Rise		379	111,278	293.6	20,676	tbd	tbd	tbd	n/a
Silver Spring, MD

Total						$223,857

(1)	Physical occupancy percentage is calculated using 247 available units at September 30, 2010.
(2)	Physical occupancy percentage is calculated using 202 available units at September 30, 2010.

2010 Earnings Guidance

	Actual	Actual	Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2010 compared to 2009
FFO per share - 2010 actual/guidance	$0.707	$0.760	$0.788	$.77 - $.81	$3.02 - $3.06

Midpoint of actual/guidance	$0.707	$0.760	$0.788	$0.790	$3.04

FFO per share - 2009 actual	$0.794	$0.838	$0.814	$0.773	$3.219

Improvement projected	-11.0%	-9.3%	-3.2%	2.2%	-5.6%

2010 unusual items included in actual / guidance above
Expensed property acquisition costs	$0.000	$0.013	$0.045	$0.000	$0.058
Costs related to record severe storms	$0.050	$0.000	$0.000	$0.000	$0.050
Combined unusual items	$0.050	$0.013	$0.045	$0.000	$0.108

In October the Company closed on one $14.5 million purchase and incurred nominal acquisition costs. This projection assumes no further costs will be incurred for the balance of the year. If the Company is successful with additional acquisitions during the fourth quarter, acquisition costs will be higher, and FFO per share will be accordingly lower.

Assumptions for midpoint of guidance:
Same store revenue growth	-0.5%	-0.2%	0.6%	0.4%	0.1%

Same store expense growth	1.0%	-2.4%	-3.6%	0.9%	-1.0%

Same store NOI growth	-1.7%	1.3%	3.4%	0.1%	0.8%

Same store rental income growth	-0.9%	-0.6%	0.4%	1.0%	0.0%

Assumption for occupancy in guidance:
Same store 2010 physical occupancy	94.8%	95.5%	95.4%	95.0%	95.2%

Same store 2009 physical occupancy	94.3%	95.0%	95.1%	95.0%	94.8%

Change in occupancy	0.5%	0.5%	0.3%	0.0%	0.4%